Exhibit 99.1

American Vanguard Corporation (AVD) Announces CFO Transition

Irvine, CA | October 1, 2026 — American Vanguard Corporation (NYSE: AVD), a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today announced a transition in the Chief Financial Officer (CFO) role. Matt Horwath will join American Vanguard on October 1, 2026 as Chief Financial Officer, succeeding David Johnson as part of a planned leadership transition.

“I am excited to join American Vanguard at such a pivotal time. American Vanguard has a strong portfolio, a differentiated product pipeline and a clear path to improved performance, and I see a significant opportunity to build on that foundation,” said Horwath. “I look forward to working with Dak, the Board, and the rest of executive team focusing on financial discipline, capital allocation, operational performance and the company’s strategic priorities to drive disciplined growth and long-term value for shareholders.”

Dak Kaye, CEO of American Vanguard, stated “I am excited to add Matt to our team, adding his experience and strengths to an already strong finance organization at an important time for American Vanguard. He brings public company CFO experience and a record of value creation that will help us execute on our initiative to reorganize, refocus and invigorate our efforts across the company,” Mr. Kaye continued, “For 18 years, David has been a steady and trusted leader of our finance organization, helping guide American Vanguard through a period of significant growth and global expansion, including acquisitions across Latin America, Australia, and the biologicals space, and most recently, securing long-term financing that supports our transformation.”

Matt Horwath brings nearly 20 years of finance, accounting and public company leadership experience. Most recently, Horwath served as Chief Financial Officer of Kustom US, Inc. Previously, he was Senior Vice President and Chief Financial Officer of FARO Technologies, Inc., where he helped lead a strategic transformation that strengthened financial performance and ultimately led to its successful acquisition by AMETEK, Inc. in 2025. He also advanced FARO’s capital allocation framework, strengthened financial planning and forecasting, and drove greater discipline around investment decisions and resource allocation across the business. Earlier in his career, Horwath was an audit manager at Ernst & Young LLP, serving publicly traded clients. He is a Certified Public Accountant and holds a Master of Accountancy from the University of North Florida and a Bachelor of Business Administration in Accounting from the University of Central Florida.

Mr. Horwath will succeed AVD’s current CFO, David Johnson, as part of a planned leadership transition. As part of the transition plan, David will continue to assist the Company as Chief Accounting Officer, and serve in that role until March 2027, after which he will continue employment with American Vanguard in a non-executive position until September 2027.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agriculture products company that develops and markets products for crop protection and management, turf and ornamentals management, and public health. Over the past 20 years, through product and business acquisitions, the Company has significantly expanded its operations and now has more than 1,000 product registrations worldwide. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release the matters set forth in this press release may include forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” These forward-looking statements are based on the current expectations and estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include risks detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

Investor Contact:

Robert Winters

Alpha IR Group

AVD@alpha-ir.com

(312) 445-2870